Exhibit 10u

*Confidential Treatment Requested

AMENDMENT NO. 4

TO THE

TERRITORY B ALLIANCE SUPPORT AGREEMENT

This Amendment No. 4 (this “Amendment No. 4”), dated as of January 1, 2013 (the “Effective Date”) to the Territory B Alliance Support Agreement (“JVB Support Agreement”), dated as of January 1, 1997, as amended by that certain Amendment No. 1, dated October 17, 2001 (“Amendment No. 1”), that certain Amendment, dated October 2, 2007 (“Amendment No. 2”) and that certain Amendment No. 3, dated April 10, 2012 (“Amendment No. 3”) is hereby made by and between Sanofi, a French société anonyme (“Sanofi”), and Bristol-Myers Squibb Company, a Delaware corporation (“BMS” and together with Sanofi, the “Parties” and, individually, each a “Party”). Except as otherwise noted, any capitalized terms not herein defined shall have the meaning ascribed to them in the JVB Support Agreement.

WHEREAS, pursuant to a master restructuring agreement (the “Master Agreement”), dated as of September 27, 2012, by and between Sanofi and BMS, Sanofi and BMS have agreed to simplify the overall governance, operating and financial principles of their alliance with respect to (i) Irbesartan Products worldwide (other than in Japan, which is not in their alliance) and (ii) Clopidogrel Products worldwide (other than in Japan, which is not in their alliance, and in the United States) (the “Restructuring”);

WHEREAS, as part of the Restructuring, the Parties wish to amend certain provisions of the JVB Support Agreement to reflect the acquisition by sanofi-aventis U.S. LLC of the rights and obligations of Bristol-Myers Squibb Sanofi Pharmaceuticals Holding Partnership (“JVB”) with respect to the distribution and commercialization of the Products in the countries set forth on Schedule 1 attached hereto (“Territory B1”) and Sanofi shall be responsible for all decisions relating to distribution and commercialization of the Products in Territory B1 as of the Effective Date; and

WHEREAS, the Restructuring is not intended to change the overall governance, operating, and financial principles of the alliance with respect to Clopidogrel or Clopidogrel Products in the United States.

NOW THEREFORE, the Parties, in consideration of the foregoing and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledge by each of the Parties) hereby agree by mutual consent:

1.	Consent to the Assignment. The Parties hereby consent to the assignment, on the Effective Date, by JVB to sanofi-aventis U.S. LLC of all of its rights and obligations to develop, manufacture, commercialize and sell the Products in Territory B1. Commencing on the Effective Date, Sanofi shall assume control of the distribution and commercialization of the Products existing as of such date and shall be responsible for all decisions relating to the distribution and commercialization, in each case, in Territory B1. The provisions of the JVB Support Agreement shall no longer apply to countries in Territory B1, including, without limitation, any noncompetition restrictions.

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2.	Amendments. The Parties hereby agree that the JVB Support Agreement shall be amended to provide the following:

a.	All countries other than the United States shall no longer be included within the definition of “Territory B” in the JVB Support Agreement and, as such, Section 1.01 of the JVB Support Agreement shall be amended to remove Territory B1 and all references to “Territory B” throughout the JVB Support Agreement shall mean solely the United States (which, in any event, shall not include Irbesartan in the United States).

b.	All references to “Irbesartan” or “Irbesartan Products” throughout the JVB Support Agreement shall be deleted and the definition of “Products” in Section 1.01 of the JVB Support Agreement, and all references throughout the JVB Support Agreement, shall mean Clopidogrel and the Clopidogrel Products only.

c.	All references to “Territory A,” “Territory A Alliance Support Agreement,” the “SNC Partnership” or otherwise relating to Territory A in the JVB Support Agreement shall be deleted in their entirety and the provisions of the JVB Support Agreement relating to the management of the alliance shall no longer apply to Territory A or Territory B1.

d.	Article III of the JVB Support Agreement shall be amended to exclude all references to “Territory A,” “Irbesartan” and “Irbesartan Products” and Sections 3.04 and 3.08 shall be deleted in their entirety.

e.	Section 5.02 of the JVB Support Agreement shall be amended and restated in its entirety as follows:

“Section 5.02. Non-Competition. (a) During the period from and after the date hereof until the [*] each Party shall not, and shall cause its Affiliates not to, directly or indirectly, except through the Territory B Partnership [*].

(b) Nothing contained in this Section 5.02 shall prevent BMS or any of its Affiliates from acquiring a business or being acquired by, or acquiring or combining with a Person, in each case which, at the time of such acquisition or combination, makes, sells, promotes or otherwise commercializes: (i) any product containing Clopidogrel as an active pharmaceutical ingredient (“API”); (ii) Clopidogrel API; or (iii) intermediates useful solely for production of Clopidogrel API; provided, that BMS and its Affiliates (which for these purposes would include an acquiror following the closing of the relevant transaction) shall dispose of API and intermediates of the Clopidogrel Products (other than API and intermediates purchased, used or manufactured in connection with BMS Permitted FDCs) and of the relevant portion of the business or securities of the Person which undertakes the foregoing activity within [*] after the completion of such acquisition or combination; provided further that BMS shall notify Sanofi as promptly as practicable after any such acquisition or combination.

(c) Nothing contained in this Section 5.02 shall prevent Sanofi or any of its Affiliates from acquiring a business, or being acquired by, or acquiring or combining with a Person, in each case which, at the time of such acquisition or combination, makes, sells,

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promotes or otherwise commercializes, in Territory B: (i) any product containing Clopidogrel as an API; (ii) Clopidogrel API; or (iii) intermediates useful solely for production of Clopidogrel API; provided, that Sanofi and its Affiliates (which for these purposes would include an acquiror following the closing of the relevant transaction) shall dispose of API and intermediates of such products (other than API and intermediates purchased, used or manufactured in connection with Sanofi Permitted Clopidogrel FDCs) in Territory B and the relevant portion of the business or securities of the Person which undertakes the foregoing activity in Territory B (other than with respect to Sanofi Permitted Clopidogrel FDCs) within [*] after the completion of such acquisition or combination.

(d) BMS and its Affiliates shall have a right to use, and to have its Permitted Sublicensees use, by cross-reference, or incorporation by reference, or any similar right or process, regulatory filings held (and any data contained therein), generated or owned by Sanofi with respect to the Clopidogrel Products (other than Excluded FDCs) prior to January 1, 2013, to enable BMS, its Affiliates or its Permitted Sublicensees to conduct clinical trials for, and to file and obtain registrations for and commercialize a BMS Permitted FDC, if BMS desires to develop or market a BMS Permitted FDC in the United States, and at BMS’s cost. Upon BMS’s reasonable request, Sanofi will, at BMS’s expense, promptly confirm such rights and/or answer questions that have been reasonably requested or required by an applicable regulatory authority.

(e) Nothing contained in this Section 5.02 (subject to Section 5.02(b)) shall prevent BMS or its Affiliates from making, selling, promoting or otherwise commercializing, in each case either directly or through Permitted Sublicensees, a BMS Permitted FDC and none of them shall be required to pay any royalties or to obtain any consent from Sanofi for any such activities worldwide from and after January 1, 2013.

(f) Nothing contained in this Section 5.02 (subject to Section 5.02(b)) shall prevent Sanofi or its Affiliates from making, selling, promoting or otherwise commercializing, in each case either directly or through Permitted Sublicensees, a Sanofi Permitted FDC and none of them shall be required to pay any royalties (except with respect to Identified Clopi FDCs) or to obtain any consent from BMS for any such activities worldwide from and after January 1, 2013.

(g) Nothing in this Section 5.02 shall be deemed to create or imply a license or right to or in the other Party or its Affiliates under any intellectual property owned or controlled by a Party or its Affiliates that covers or claims any of its proprietary compounds or molecules (except as otherwise contemplated by the Parties) with respect to Clopidogrel.

(h) For purposes of this Section 5.02:

(1) “BMS Permitted FDCs” means an FDC that includes at least the following active ingredients: (a) Clopidogrel and (b) a BMS Proprietary Compound, excluding, for the period beginning on the Effective Date and ending on December 31, 2020, FDCs containing solely Clopidogrel and acetylsalicylic acid (the “Excluded FDCs”). For the avoidance of doubt, the foregoing exclusion does not apply to any Excluded FDC which also includes a BMS Proprietary Compound;

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(2) “BMS Proprietary Compound” means any compound that is either owned, in whole or in part, by BMS or its Affiliates, or is licensed exclusively or co-exclusively to or by BMS or its Affiliates, and, at the time of the initial inclusion of such compound in a combination with Clopidogrel, is covered by one or more claims of a patent or patent application in any country;

(3) “FDC” or “fixed-dose combination” means a pharmaceutical dosage form containing fixed doses of more than one active ingredient in which all active ingredients are present in a single tablet, capsule or other form and shall expressly exclude so-called “co-packaging” in which separate drugs in separate dosage forms are sold in a single unit or bundle;

(4) “Permitted Sublicensees” means entities: (a) that will be manufacturing, developing or registering Products on behalf of BMS, including pursuant to co-commercialization or co-development agreements (for the purpose of manufacturing, development or registration); or (b) to whom BMS sublicenses a Qualified FDC (but, in the case of this clause (b), only for use with such Qualified FDC);

(5) “Qualified FDC” means a BMS Permitted FDC with respect to which either (a) Phase II clinical trials have been completed by BMS and/or its Affiliates or the entities defined in clause (a) of the definition of “Permitted Sublicensees,” or (b) Phase III clinical trials have been commenced by BMS and/or its Affiliates or the entities defined in clause (a) of the definition of “Permitted Sublicensees;”

(6) “Sanofi Permitted Clopidogrel FDCs” means an FDC that includes at least the following active ingredients: (a) Clopidogrel and (b) a Sanofi Proprietary Compound; and

(7) “Sanofi Proprietary Compound” means any compound that is either owned, in whole or in part, by Sanofi or its Affiliates, or is licensed exclusively or co-exclusively to or by Sanofi or its Affiliates, and, at the time of the initial inclusion of such compound in a combination with Clopidogrel, is covered by one or more claims of a patent or patent application in any country.”

f.	Section 7.01(a) of the JVB Support Agreement shall be amended to provide that the term of the JVB Support Agreement (the “Term”) shall expire on December [*], 2019 (the “Expiration Date”). Thereafter, the Term may be renewed solely with respect to Clopidogrel or Clopidogrel Products in Territory B for successive three-year terms, by mutual agreement of the Parties, no later than 24 months prior to the expiration of the term then in effect. If not renewed prior thereto, upon the Expiration Date, the process described in Section 7.07 or Section 7.08, as applicable, of the JVB Support Agreement shall apply.

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g.	A new Section 7.07(vi) shall be added to the JVB Support Agreement to provide the following: “Following the Expiration Date or such later date if the Term is extended pursuant to the terms set forth herein, [*] shall retain the responsibilities of Tax Matters partner with respect to all tax periods ending on or prior to the date of such termination. In connection therewith, [*] shall: (i) promptly provide [*] with copies of notices or other materials from, and inform [*] of discussions with, U.S. federal and state tax authorities; (ii) provide [*] with notice of all scheduled administrative proceedings, including, without limitation, meetings with agents of such tax authorities, technical advice, conferences and appellate hearings, in each case promptly after receiving notice of the scheduling of such proceedings and (ii) not agree to any settlement agreement with such tax authority with respect to JVB-related items of income, gain, loss or deduction without [*] prior written consent; provided, that [*] may request extensions to file all tax returns or statements without [*] prior written consent (and [*] shall provide [*] with notice of any such requests).”

h.	Article IX of the JVB Support Agreement shall be deleted in its entirety.

i.	A new Article X shall be added to the JVB Support Agreement to provide the following: “If during the Term Sanofi intends to abandon any patent relating to a Clopidogrel Product in Territory B (as such term is amended pursuant to this Amendment), Sanofi shall provide BMS forty-five (45)-days advance written notice of such intent, describing in reasonable detail the patent(s) it intends to abandon and the target date of abandonment (“Abandonment Date”). BMS shall provide Sanofi with written notice at least fifteen (15)-days prior to the Abandonment Date of its desire to assume the title of the patent (“Patent Assumption Notice”). If Sanofi receives BMS’s Patent Assumption Notice, Sanofi shall assign to BMS the title to such patent on or before the Abandonment Date and BMS shall cover all of the costs and expenses of such assignment. If BMS fails to provide a Patent Assumption Notice, Sanofi shall be free to abandon such patent, in its sole and absolute discretion, on the Abandonment Date or thereafter. If Sanofi assigns to BMS the title to such patent, BMS shall pay all further costs relating to the patent, including, but not limited to, all costs and expenses relating to prosecution costs, maintenance costs and litigation costs, and Sanofi shall be relieved of all of its rights and obligations with respect to such patent after such date. The procedures set forth herein shall apply each time Sanofi intends to abandon a patent prior to the Expiration Date.”

3.	Remainder of the Agreement. Except as explicitly amended hereby, other provisions of the JVB Support Agreement (as otherwise amended, modified, supplemented or restated prior to the Effective Date) shall remain unchanged. For the avoidance of doubt, Article VI of the JVB Alliance Support Agreement shall continue in full force and effect except as expressly modified in the Master Agreement.

4.	Representations and Warranties. Each of the Parties hereto represents and warrants to each other as of the date hereof that (a) it has the requisite authority and power to enter into this Amendment No. 4 and (b) the execution and delivery of this Amendment No. 4 has been duly authorized and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

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5.	Counterparts. This Amendment No. 4 may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

6.	Successors and Assigns. The terms of this Agreement No. 4 and the respective rights and obligations of the Parties hereunder shall be binding upon, and inure to the benefit of, their respective successors and assigns.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

SANOFI

By:	/s/ T. Saugier
Name: T. Saugier Title: Authorized representative

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Katherine Kelly
Name: Katherine Kelly Title: Assistant Secretary

[Signature Page to Amended Territory B Alliance Support Agreement]

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SCHEDULE 1

TERRITORY B1

With respect to Irbesartan Products and Clopidogrel Products:

Argentina

Australia

Brazil

Canada

Mexico

With respect to Clopidogrel Products only:

Colombia

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